EXHIBIT 99.1

NORD OIL INTERNATIONAL RECEIVES UNSOLICITED PURCHASE OFFER FOR NDOL COMMON STOCK

MONTREAL, APRIL 6, 2006 - Nord Oil International Inc. (Pinksheets: NDOL) announced today that it has received an unsolicited purchase offer for 100% of the total outstanding stock of Nord Oil International Inc.

The company has opted to keep the information confidential until such time as the purchase offer can be bona fide and the amount of the offer confirmed. The company will make every effort possible to review the offer and offering party and release said offer information as soon as possible. It should also be noted that during the conference call, it was also discussed that the offering party intended to purchase shares in the open market of up to 10% of the NDOL common stock.

ABOUT NORD OIL INTERNATIONAL INC.

Nord Oil International Inc. is a reporting publicly traded Oil & Gas junior producer, trading under the ticker symbol NDOL on the US Pinksheets market. Nord Oil International operates three wholly owned Russian subsidiaries; Nord Oil Products, Nord Oil Samara and NANA. Nord Oil's properties currently have a total of 48 million barrels of proven and probable reserves and the company plans to acquire additional properties and has an objective of 150 million barrels in proven and probable reserves.

CONTACT:
Viatcheslav Makarov
President
Nord Oil International Inc.
Vmakarov@nordoil.com
514-591-3666
www.nordoil.com

IMPORTANT INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.



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